   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1996
                                                        REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          EQCC RECEIVABLES CORPORATION
                         EQCC ASSET BACKED CORPORATION
                  (DEPOSITORS OF THE TRUSTS DESCRIBED HEREIN)
       (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN GOVERNING INSTRUMENTS)

                           10401 DEERWOOD PARK BLVD.
                          JACKSONVILLE, FLORIDA 32256
                                 (904) 987-5000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  JOHN T. HAYT
                       EQUICREDIT CORPORATION OF AMERICA
                           10401 DEERWOOD PARK BLVD.
                          JACKSONVILLE, FLORIDA 32256
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   Copies to:

    STEPHEN R. VETH, ESQ.            JAMES WESTRA, ESQ.             JOSHUA E. RAFF, ESQ.
   EQUICREDIT CORPORATION       HUTCHINS, WHEELER & DITTMAR,        ORRICK, HERRINGTON &
         OF AMERICA              A PROFESSIONAL CORPORATION             SUTCLIFFE LLP
    1801 ART MUSEUM DRIVE            101 FEDERAL STREET               666 FIFTH AVENUE
 JACKSONVILLE, FLORIDA 32207        BOSTON, MA 02110-1804         NEW YORK, NEW YORK 10103

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 33-99344

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
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
--------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES               AMOUNT BEING   OFFERING PRICE      AGGREGATE      REGISTRATION
BEING REGISTERED                 REGISTERED(2)     PER UNIT(1)    OFFERING PRICE       FEE(2)
--------------------------------------------------------------------------------------------------
EQCC Home Equity Loan Asset
  Backed Securities.............  $59,412,000         100%         $59,412,000        $18,004
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Paid herewith. In addition, $540,588,000 of unissued Asset Backed Securities previously registered under Registration Statement No. 33-99344 are being carried forward. A registration fee of $193,067.14 was previously paid with respect to such amount.
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

                           INCORPORATION BY REFERENCE

     The Registration Statement No. 33-99344 of EQCC Receivables Corporation and EQCC Asset Backed Corporation hereby shall be deemed incorporated by reference in the Registration Statement and to be a part hereof. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, EQCC Receivables Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 13th day of December, 1996.

                                          EQCC RECEIVABLES CORPORATION

                                          By: /s/ STEPHEN R. VETH
                                              ----------------------------
                                               Stephen R. Veth
                                               President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Veth as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                SIGNATURE                               TITLE                      DATE
------------------------------------------    --------------------------    ------------------
/s/          STEPHEN R. VETH                  Director and President        December 13, 1996
-----------------------------------------      (Principal Executive
            (Stephen R. Veth)                  Officer)


/s/           JOHN C. HARRIS                  Director, Vice President      December 13, 1996
------------------------------------------     and Secretary
             (John C. Harris)


/s/         JOHN P. SILSBY, II                Director, Vice President      December 13, 1996
------------------------------------------     and Treasurer (Principal
           (John P. Silsby, II)                Accounting Officer)


                                              Director                      December 13, 1996
------------------------------------------
            (Roberto Andrade)
                                              Director                      December 13, 1996
------------------------------------------
           (Robert P. Witcher)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, EQCC Asset Backed Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 13th day of December 1996.

                                          EQCC ASSET BACKED CORPORATION

                                          By: /s/ STEPHEN R. VETH
                                              -----------------------------
                                               Stephen R. Veth
                                               President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Veth as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                SIGNATURE                               TITLE                      DATE
------------------------------------------    --------------------------    ------------------
/s/          STEPHEN R> VETH                  Director and President        December 13, 1996
------------------------------------------     (Principal Executive
            (Stephen R. Veth)                  Officer)


/s/           JOHN C. HARRIS                  Director, Vice President      December 13, 1996
----------------------------------------       and Secretary
             (John C. Harris)


/s/         JOHN P. SILSBY, II                Director, Vice President      December 13, 1996
------------------------------------------     and Treasurer (Principal
           (John P. Silsby, II)                Accounting Officer)


------------------------------------------    Director                      December 13, 1996
            (Roberto Andrade)

------------------------------------------    Director                      December 13, 1996
             (Hugh L. Carty)

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
EXHIBIT                                                                             NUMBERED
 NUMBER                                   EXHIBIT                                     PAGE
--------   ---------------------------------------------------------------------   -----------
 5.1*      -- Opinion of Hutchins, Wheeler & Dittmar With Respect To Legality
 8.1*      -- Opinion of Orrick, Herrington & Sutcliffe With Respect To Certain
              Tax Matters
24.1*      -- Consent of Hutchins, Wheeler & Dittmar (included as part of
              Exhibit 5.1)
24.2*      -- Consent of Orrick, Herrington & Sutcliffe (included as part of
              Exhibit 8.1)
25(A)**    -- Power of Attorney as to EQCC Receivables Corporation
25(B)**    -- Power of Attorney as to EQCC Asset Backed Corporation

---------------
 * Filed herewith.

** Included on the signature page of such Registrant in this Registration
   Statement.